As filed with the Securities and Exchange Commission on September 25, 2014	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARDICA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

94-3287832

(IRS Employer Identification No.)

900 Saginaw Drive

Redwood City, California 94063

(Address of Principal Executive Offices)

2005 Equity Incentive Plan

(Full title of the plan)

Bernard A. Hausen, M.D., Ph.D.

 Chief Executive Officer

Cardica, Inc.

900 Saginaw Drive

Redwood City, California 94063

(Name and address of agent for service)

(650) 364-9975

(Telephone number, including area code, of agent for service)

Copies to:

Mark B. Weeks

 Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐	Accelerated filer☐	Non-accelerated filer☐	Smaller reporting company☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum Offering	Proposed Maximum Aggregate	Amount of
to be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.001 per share	1,000,000	$1.255	$1,255,000	$161.64

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s common stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s common stock as reported on the NASDAQ Global Market on September 22, 2014.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Registration Statement is being filed for the purposes of registering an additional 1,000,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2005 Equity Incentive Plan, as amended (the “Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier Registration Statements on Form S-8 relating to the Plan, previously filed with the Securities and Exchange Commission on March 2, 2006 (File No. 333-132155), on December 6, 2006 (File No. 333-139134), on December 20, 2007 (File No. 333-148196), on February 18, 2009 (File No. 333-157387), on November 23, 2009 (File No. 333-163291), on March 27, 2012 (File No. 333-180378), and on April 5, 2013 (File No. 333-187764), are incorporated herein by reference and made a part hereof.

EXHIBITS

Exhibit
Number	Description
4.1	Amended and Restated Certificate of Incorporation of Cardica, Inc. (1)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cardica, Inc. (2)

4.3	Certificate of Correction of Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cardica, Inc. (3)

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cardica, Inc. (4)

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cardica, Inc. (5)

4.6	Amended and Restated Bylaws of Cardica, Inc. (6)

4.7	Certificate of Designations of Series A Convertible Preferred Stock. (7)

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Cooley LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in the signature page).

99.1	2005 Equity Incentive Plan, as amended. (8)

(1)

Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, File No. 333-129497, filed with the Securities and Exchange Commission on November 4, 2005, as amended, and incorporated herein by reference.

(2)	Filed as Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q, File No. 000-51772, filed with the Securities and Exchange Commission on November 15, 2010, and incorporated herein by reference.
(3)	Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on November 16, 2010, and incorporated herein by reference.
(4)	Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on November 19, 2012, and incorporated herein by reference.
(5)	Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on November 15, 2013, and incorporated herein by reference.
(6)	Filed as Exhibit 3.2 to the Company's Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on August 19, 2008, and incorporated herein by reference.
(7)

Filed as Exhibit 3.6 of the Company’s Registration Statement on Form S-1, File No. 333-194039, as amended and filed with the Securities and Exchange Commission on April 14, 2014, and incorporated herein by reference.

(8)	Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on February 5, 2014 and incorporated by reference herein.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, state of California, on this 25th day of September, 2014.

Cardica, Inc.
By:	/s/ Bernard A. Hausen
Bernard A. Hausen, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below hereby constitutes and appoints Bernard A. Hausen, M.D., Ph.D. and Robert Y. Newell, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Bernard A. Hausen	President, Chief Executive	September 25, 2014
Bernard A. Hausen, M.D., Ph.D.	Officer and Director (Principal Executive Officer)

/s/ Robert Y. Newell	Chief Financial Officer
Robert Y. Newell	(Principal Financial and Accounting Officer)	September 25, 2014

/s/ Kevin T. Larkin	Director	September 25, 2014
Kevin T. Larkin

/s/ Richard P. Powers	Director	September 25, 2014
Richard P. Powers

/s/ Jeffrey L. Purvin	Director	September 25, 2014
Jeffrey L. Purvin

/s/ John Simon	Director	September 25, 2014
John Simon, Ph.D.

/s/ William H. Younger, Jr.	Director	September 25, 2014
William H. Younger, Jr.

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Amended and Restated Certificate of Incorporation of Cardica, Inc. (1)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cardica, Inc. (2)

4.3	Certificate of Correction of Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cardica, Inc. (3)

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cardica, Inc. (4)

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cardica, Inc. (5)

4.6	Amended and Restated Bylaws of Cardica, Inc. (6)

4.7	Certificate of Designations of Series A Convertible Preferred Stock. (7)

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Cooley LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in the signature page).

99.1	2005 Equity Incentive Plan, as amended. (7)

(1)

Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, File No. 333-129497, filed with the Securities and Exchange Commission on November 4, 2005, as amended, and incorporated herein by reference.

(2)	Filed as Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q, File No. 000-51772, filed with the Securities and Exchange Commission on November 15, 2010, and incorporated herein by reference.
(3)	Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on November 16, 2010, and incorporated herein by reference.
(4)	Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on November 19, 2012, and incorporated herein by reference.
(5)	Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on November 15, 2013, and incorporated herein by reference.
(6)	Filed as Exhibit 3.2 to the Company's Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on August 19, 2008, and incorporated herein by reference.
(7)	Filed as Exhibit 3.6 of the Company’s Registration Statement on Form S-1, File No. 333-194039, as amended and filed with the Securities and Exchange Commission on April 14, 2014, and incorporated herein by reference.
(8)	Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on February 5, 2014, and incorporated herein by reference.